SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of
         earliest event reported):       December 31, 1998


                             DICTAPHONE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


      DELAWARE                    33-93464                     06-0992637
   (State or Other               (Commission                  (IRS Employer
     Jurisdiction                File Number)              Identification No.)
   of Incorporation)


              3191 Broadbridge Avenue, Stratford, Connecticut 06614 (Address of Principal Executive Offices, Including Zip Code)

       Registrant's telephone number, including area code: (203) 381-7000





                         Exhibit Index Appears on Page 3


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Item 5.  Other Events.

          On December 31, 1998, Dictaphone Corporation (the "Company") executed a Limited Waiver and Fifth Amendment (the "Fifth Amendment") to its existing Credit Agreement, dated August 7, 1995, as modified by amendments to such Credit Agreement, dated June 28, 1996, June 27, 1997, July 21, 1997 and as of November 14, 1997 (collectively, the "1995 Credit Agreement") and a Limited Waiver and First Amendment (the "First Amendment") to its existing Credit Agreement, dated November 14, 1997 (the "1997 Credit Agreement" and, together with the 1995 Credit Agreement, the "Credit Agreements"). Under the terms of each of the Fifth Amendment and the First Amendment, the Lenders (as defined in each amendment) agreed to (i) waive compliance by the Company with those financial covenants contained in Section 7.6 ("Financial Covenants") of the Credit Agreements as of December 31, 1998 and for the four-Fiscal Quarter period ending on such date, and (ii) modify certain covenants contained in the Credit Agreements.

         Among  the  changes  effected  by the  Fifth  Amendment  and the  First
Amendment were (i) modifications to the covenants and related definitions in respect of certain asset sales and the utilization of specific portions of the proceeds from such asset sales (x) for working capital and general corporate purposes, (y) to prepay certain scheduled principal installments under the Company's Tranche B Loans due 2002 and under the Company's Tranche C Loans due 2002, and (z) to permit the Company, under certain circumstances, to repurchase a limited amount of certain Subordinated Indebtedness (as defined in the Credit Agreements), (ii) modifications to the required Maximum Leverage, Minimum EBITDA and Minimum Interest Coverage Ratio covenants (each as defined in the Credit Agreements), (iii) a change in the maturity date of the Tranche C Loans to be equal to that of the Tranche B Loans, and (iv) an increase in the interest rate on the Tranche B Loans to be equal to that on the Tranche C Loans.

          In addition, in connection with the Fifth Amendment and the First Amendment, the Company's principal shareholder (the "Shareholder") agreed to provide the Company with $20,000,000 in new cash equity contributions on or before January 28, 1999 to fund working capital and general corporate purposes. A failure of the Shareholder to provide such equity contributions prior to January 28, 1999 would constitute an Event of Default (as defined in the Credit Agreements). The equity securities which will be issued to the Shareholder will be issued in reliance upon the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such transaction will not involve a public offering. No underwriters will be employed in connection with such sales.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

                  Not Applicable.

         (b)   Pro Forma Financial Information.

                  Not Applicable.


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



         (c)   Exhibits.

                  None.


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

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DICTAPHONE CORPORATION



Date:  January 7, 1999                      By:  /S/ JOSEPH D. SKRZYPCZAK
                                                 -------------------------
                                                 Name: Joseph D. Skrzypczak
                                                 Title:  Chief Operating Officer


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